EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements of  Datalink Corporation on Form S-8 (commission file No. 333-93229), and on Form S-3 (commission file No. 333-96901) of our report dated April 11, 2007  relating to our audit of the financial statements of Midrange Computer Solutions, Inc as of and for the year ended December 31, 2006, included in this current report on Form 8-K/A

McGladrey & Pullen, LLP

Minneapolis, Minnesota

April 12, 2007